UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 25, 2019

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Effective as of 9:30 a.m. Central Time on January 25, 2019 (the “Effective Time”), NOLA Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of EnLink Midstream, LLC (“ENLC”), completed the previously announced merger (the “Merger”) with and into EnLink Midstream Partners, LP (“ENLK”), with ENLK surviving the Merger as a subsidiary of ENLC. The Merger was consummated pursuant to a definitive Agreement and Plan of Merger, dated as of October 21, 2018 (the “Merger Agreement”), by and among ENLC, EnLink Midstream Manager, LLC, the managing member of ENLC (the “Manager”), Merger Sub, ENLK, and EnLink Midstream GP, LLC, the general partner of ENLK (the “General Partner”).

Item 1.01.             Entry into a Material Definitive Agreement.

As previously reported, on October 21, 2018, ENLC entered into a Preferred Restructuring Agreement (the “Preferred Restructuring Agreement”) with the Manager, ENLK, the General Partner, Enfield Holdings, L.P. (“Enfield”), TPG VII Management, LLC (“TPG”), WSEP Egypt Holdings, LP, and WSIP Egypt Holdings, LP.  On January 25, 2019, in connection with the consummation of the Merger (the “Closing”), and pursuant to the Preferred Restructuring Agreement, ENLC entered into the Amended and Restated Board Representation Agreement (the “Amended Board Representation Agreement”), with the Manager, GIP III Stetson I, L.P., in its capacity as the sole member of the Manager (“GIP”), and TPG.

Pursuant to the Amended Board Representation Agreement, TPG will have the right to appoint one member to the Manager Board at all times until the earliest to occur of the following: (a) Enfield and its affiliates holding a number of Series B Cumulative Convertible Preferred Units representing limited partner interests in ENLK (“ENLK Series B Units”) and common units representing limited liability company interests in ENLC (“ENLC Common Units”) issued upon the exchange of ENLK Series B Units that is less than 25% of the number of ENLK Series B Units initially issued to Enfield on January 7, 2016; (b) the sum of (i) the number of ENLC Common Units into which ENLK Series B Units collectively held by Enfield and its affiliates are exchangeable pursuant to the Second Amended and Restated Operating Agreement of ENLC, dated as of January 25, 2019, and (ii) the number of ENLC Common Units issued upon the exchange of ENLK Series B Units held by Enfield and its affiliates, representing less than 6.5% of the ENLC Common Units then outstanding; and (c) Enfield ceasing to be an affiliate of TPG Capital, L.P. Prior to the termination of the designation right, such director may be removed by TPG at any time, and by a majority of the other directors then serving on the Board of Directors of the Manager (the “Manager Board”) for “cause” (as defined in the Amended Board Representation Agreement).

The foregoing description of the Amended Board Representation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Board Representation Agreement, a copy of which is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Manager Board

Director Resignation

On January 25, 2019, in connection with the Closing, Rolf A. Gafvert tendered his resignation from the Manager Board and also resigned from the Governance and Compensation Committee of the Manager Board (the “Governance and Compensation Committee”), the Audit Committee of the Manager Board (the “Audit Committee”), and the Conflicts Committee of the Manager Board (the “Conflicts Committee”), in each case, effective immediately following the Effective Time.  The resignation of Mr. Gafvert did not result from a disagreement with the Manager.

Director Appointments

On January 25, 2019, GIP elected and appointed each of Christopher Ortega and Kyle D. Vann to serve on the Manager Board, effective immediately following the Effective Time.  In addition, the Manager Board appointed Mr. Vann to serve on the Audit Committee and the Conflicts Committee and to serve as the Chairperson of the Governance and Compensation Committee, in each case, in the vacancy left by the resignation of Mr. Gafvert.  Mr. Ortega was designated by TPG to serve on the Manager Board pursuant to the Amended Board Representation Agreement. The Amended Board Representation Agreement is described in Item 1.01 of this Current Report, which description is incorporated in this Item 5.02 by reference.

Biographical information for each of Messrs. Ortega and Vann is set forth below:

Christopher Ortega, 43, is a Partner of TPG. He served as a member of the Board of Directors of the General Partner (the “GP Board”) from January 2016 until his resignation immediately following the Effective Time, in connection with the Closing. He has over 15 years of experience in the energy sector and currently sits on the board of Jonah Energy, is a director of the general partner of Axip Energy Services, LP (formerly known as Valerus Compression Services, LP) and is a board observer on Great Western Petroleum. Mr. Ortega has previously served on the boards of AMCI Capital, Barra Energia, and Discovery DJ Holdings, amongst others. Mr. Ortega’s responsibilities encompass investment origination, structuring, execution, monitoring, and exit strategy. He has a particular focus on the upstream oil and gas, oilfield services, and midstream sectors. Prior to TPG Capital, Mr. Ortega was a director at First Reserve Corporation. Mr. Ortega received his Bachelor of Arts, Magna cum laude, from Harvard University, a Master of Business Administration from Harvard Business School and graduated magna cum laude from Harvard Law School. Mr. Ortega brings to the Manager Board investment, financial, and industry experience.

Kyle D. Vann, 71, served as a member of the GP Board from April 2006 until his resignation immediately following the Effective Time, in connection with the Closing, as described below. Prior to his resignation, he was a member of the Audit Committee of the GP Board and the Chairperson of the Conflicts Committee of the GP Board.  Mr. Vann began his career with Exxon Corporation in 1969. After ten years at Exxon, he joined Koch Industries and served in various leadership capacities, including senior vice president from 1995-2000. In 2001, he then took on the role of CEO of Entergy-Koch, LP, an energy trading and transportation company, which was sold in 2004. Currently, Mr. Vann continues to consult with Entergy and was an executive advisor to CCMP Capital Advisors, LLC from 2012-2017. He also serves on the boards of Texon, L.P., PQ Chemical and Legacy Reserves, LLC (NASDAQ: LGCY). He also serves as a director on the Boards of Mars Hill Productions and Generous Giving, which are private, charitable non-profits. Mr. Vann graduated from the University of Kansas with a Bachelor of Science in chemical engineering. He is a member of the Board of Advisors for the University of Kansas School of Engineering (where he was a recipient of the Distinguished Engineering Service Award). Mr. Vann was selected to serve as a member of the Manager Board due to his extensive experience in the energy industry and his business expertise, among other factors.

Mr. Vann will be paid an annual retainer fee of $72,500 and equity compensation valued at $100,000. Directors do not receive an attendance fee for each regularly scheduled quarterly board meeting or each additional meeting that they attend. As the Chairperson of the Governance and Compensation Committee, Mr. Vann will receive an annual fee of $15,000. In addition, Mr. Vann will receive annual fees of $17,500 and $15,000 as a member of the Audit Committee and Conflicts Committee, respectively.

In addition, directors are reimbursed for out-of-pocket expenses incurred in connection with service on the Manager Board.  Mr. Ortega will not receive separate compensation for his service as a member of the Manager Board.

Mr. Ortega is a Partner of TPG. It is possible that conflicts of interest may arise as a result of, among other things, (i) TPG’s status as an affiliate of Enfield Holdings, L.P., the holder of all of the Class C Common Units representing limited liability company interests in ENLC and the ENLK Series B Units, and (ii) the fact that TPG is a private investment firm with approximately 200 portfolio companies which may, from time to time, provide services or products similar to or in competition with those provided by ENLC.

Indemnification Agreements

ENLC has a practice of entering into indemnification agreements (the “Indemnification Agreements”) with each of the Manager’s directors and executive officers (collectively, the “Indemnitees”). In connection with their appointment to the Manager Board, ENLC entered into an Indemnification Agreement with Mr. Vann and expects to enter into an Indemnification Agreement with Mr. Ortega.  Under the terms of the Indemnification Agreements, ENLC agrees to indemnify and hold each Indemnitee harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that Indemnitee is or was a director, manager, or officer of ENLC or the

Manager, or is or was serving at the request of the ENLC or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature.  ENLC has also agreed to advance the expenses of an Indemnitee relating to the foregoing.  To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to ENLC’s Current Report on Form 8-K dated July 17, 2018, filed with the Securities and Exchange Commission on July 23, 2018, and which is incorporated herein by reference.

GP Board

Director Resignations

On January 25, 2019, in connection with the consummation of the Merger, each of William J. Brilliant, Leldon E. Echols, Scott A. Griffiths, Matthew C. Harris, Christopher Ortega, Kyle D. Vann, and William Woodburn tendered his resignation from the GP Board, in each case, effective immediately following the Effective Time. In addition, Mr. Brilliant resigned from the Compensation Committee of the GP Board (the “GP Compensation Committee”), Mr. Echols resigned from the Audit Committee of the GP Board (the “GP Audit Committee”), Mr. Griffiths resigned from the GP Compensation Committee, the GP Audit Committee, and the Conflicts Committee of the GP Board (the “GP Conflicts Committee”), and Mr. Vann resigned from the GP Audit Committee and the GP Conflicts Committee. The foregoing resignations did not result from a disagreement with the General Partner. Barry E. Davis and Michael J. Garberding will continue to serve on the GP Board.

Director Appointment

On January 25, 2019, ENLC, in its capacity as the sole member of the General Partner, reduced the size of the GP Board from nine to three directors and elected and appointed Alaina K. Brooks to serve on the GP Board, in each case, effective immediately following the Effective Time.

Biographical information for Ms. Brooks is set forth below:

Alaina K. Brooks, 44, who serves as the Executive Vice President, Chief Legal and Administrative Officer, Secretary, and Director, joined the General Partner in 2008 and was appointed as a director of the General Partner on January 25, 2019. Ms. Brooks has served in several legal roles for the General Partner, most recently as Senior Vice President, General Counsel and Secretary from September 2014 until June 2018 and as Deputy General Counsel until September 2014. In Ms. Brooks’ current role, she serves on the Executive Leadership Team and leads the legal, regulatory, public and industry affairs, environmental health and safety, and human resources functions. Before joining the General Partner in 2008, Ms. Brooks practiced law at Weil, Gotshal & Manges LLP and Baker Botts L.L.P., where she counseled clients on matters of complex commercial litigation, risk management, and taxation. Ms. Brooks is a licensed Certified Public Accountant and holds a Juris Doctor from Duke University School of Law and Bachelor of Science and Master of Science in accounting from Oklahoma State University. Ms. Brooks was selected to serve as a director due to, among other factors, her legal and human resources experience in the midstream energy industry.

Directors on the GP Board are reimbursed for out-of-pocket expenses incurred in connection with service on the GP Board. Messrs. Davis and Garberding and Ms. Brooks, each an officer of the General Partner, will not receive separate compensation for their respective service as members of the GP Board.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Amended and Restated Board Representation Agreement, dated as of January 25, 2019, by and among EnLink Midstream, LLC, EnLink Midstream Manager, LLC, GIP III Stetson I, L.P., and TPG VII Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: January 25, 2019	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and
Chief Financial Officer